Exhibit 16.1


June 2, 1998


Mr. Denis L. Marchand
Vice President of Finance and Administration
  and Chief Accounting Officer
Access Solutions International, Inc.
650 Ten Rod Rd.
North Kingstown, RI  02852

Dear Mr. Marchand:

This is to confirm that the client-auditor relationship between Access Solutions International, Inc. (Commission File Number 0-28920) and Price Waterhouse LLP has ceased.

Yours very truly,


/s/  Price Waterhouse LLP
-------------------------------
     Price Waterhouse LLP

cc:      Chief Accountant
         SECPS Letter File, Mail Stop 11-3
         Securities and Exchange Commission
         450 Fifth St., N.W.
         Washington, D.C. 20549